Exhibit 99

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

WVS Financial Corp.

We have reviewed the accompanying consolidated balance sheet of WVS Financial Corp. and subsidiary as of December 31, 2010, the related consolidated statement of income for the three and six-month periods ended December 31, 2010 and 2009, the consolidated statement of changes in stockholders’ equity for the six-month period ended December 31, 2010, and the consolidated statement of cash flows for the six-month periods ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of WVS Financial Corp. as of June 30, 2010, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year then ended (not presented herein), and in our report dated September 14, 2010, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of June 30, 2010, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ S.R. Snodgrass, A.C.

Wexford, PA
February 9, 2011

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